EXHIBIT 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement No. 333-31615.



Arthur Andersen LLP



Minneapolis, Minnesota,
April 29, 2002